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                                 EXHIBIT 99.02

                             Stock Option Agreement


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                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT ("Option Agreement"), dated as of May 28, 1999, by and between FNB Financial Services Corporation, a North Carolina corporation ("FNB"), and Black Diamond Savings Bank, FSB, a federal savings bank ("Black Diamond").


                                   BACKGROUND

         A. The Boards of Directors of FNB and Black Diamond have approved an Agreement and Plan of Reorganization and Merger dated of even date herewith (the "Merger Agreement") providing for certain transactions whereby Black Diamond would become a wholly-owned subsidiary of FNB, and Black Diamond shareholders would become shareholders of FNB.

         B. To induce FNB to enter into the Merger Agreement, Black Diamond has agreed to grant to FNB an option to purchase 166,179 shares of the common stock of Black Diamond.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

                  (a) "Subsidiary" means, with respect to any person (the "Owner"), any corporation or other person of which securities or other interests having the power to elect a majority of that corporation's or other person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other person (other than securities or other interests having such power only in the event of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

                  (b) Capitalized terms defined in the Merger Agreement and used in this Option Agreement shall have the same meanings as in the Merger Agreement.

         2. Grant of Option.

                  (a) Subject to the terms and conditions set forth in this Option Agreement, Black Diamond hereby grants to FNB an option ("Option") to purchase up to 166,179 shares (the "Shares") of Black Diamond Common Stock, at a price of $17.25 share (the "Purchase Price") payable in cash as provided in
Section 4 hereof.

                  (b) In the event of any change in Black Diamond Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase


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Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that FNB shall receive upon exercise of the Option the number and class of shares or other securities or property that FNB would have received in respect of Black Diamond Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Black Diamond Common Stock are issued after the date of this Agreement, the number of shares of Black Diamond Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Black Diamond Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                  (c) In the event that, prior to the termination of the Option in accordance with Section 3(a) hereof, Black Diamond shall enter into an agreement (i) to consolidate with or merge into any person, other than FNB or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than FNB or one of its subsidiaries, to merge into Black Diamond and Black Diamond shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Black Diamond Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Black Diamond or any other person or cash or any other property, or the shares of Black Diamond Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than FNB or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of FNB, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person specified in clause (I) or (II) being referred to as "Substitute Option Issuer").

                  (d) The Substitute Option shall have the same terms as the Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in Section 2(e); provided, further, that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event with respect to the Substitute Option; and provided, further, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to FNB. Substitute Option Issuer shall also enter into an agreement with FNB in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

                  (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Black Diamond Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded


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up to the nearest whole share. The exercise price per share of Substitute
Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Black Diamond Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 2(f), Substitute Option Issuer shall make a cash payment to FNB equal to the excess of
(i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 2(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this
Section 2(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by FNB.

                  (g) Black Diamond shall not enter into any transaction described in Section 2(c) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Black Diamond hereunder and take all other actions that may be necessary so that the provisions of this Agreement are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights comparable to the rights described herein by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact, if applicable, that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

                  (h) For purposes of this Agreement, the following terms have the following meanings:

                           (1) "Acquiring Corporation" means (i) the continuing
or surviving corporation of a consolidation or merger with Black Diamond (if other than Black Diamond), (ii) Black Diamond in a merger in which Black Diamond is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Black Diamond's assets.

                           (2) "Assigned Value" means the highest of (w) the
price per share of Black Diamond Common Stock at which a tender offer or exchange offer for Black Diamond Common Stock has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 2(c), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Black Diamond Common Stock, in each case pursuant to the agreement with Black Diamond with respect to the consolidation, merger or sale referred to in Section 2(c), (y) the highest bid price per share for



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Black Diamond Common Stock quoted on the Nasdaq National Market (or if such
Black Diamond Common Stock is not quoted thereon, the highest bid price per share as quoted on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 2(c) and (z) in the event the transaction referred to in Section 2(c) is a sale of all or substantially all of Black Diamond's assets, an amount equal to (i) the sum of the price paid in such sale for such assets (including assumed liabilities) and the current market value of the remaining assets of Black Diamond, as determined by a nationally recognized investment banking firm selected by FNB divided by
(ii) the number of shares of Black Diamond Common Stock outstanding at such time. In the event that a tender offer or exchange offer is made for Black Diamond Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Black Diamond Common Stock shall be determined by a nationally recognized investment banking firm selected by FNB.

                           (3) "Average Price" means the average closing sales
price per share of a share of Substitute Common Stock quoted on the New York Stock Exchange ("NYSE") (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the Nasdaq National Market or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the twenty trading days immediately preceding the fifth business day prior to the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Black Diamond, the Average Price shall be computed with respect to a share of common stock issued by Black Diamond, the person merging into Black Diamond or by any company which controls such person, as FNB may elect.

                           (4) "Substitute Common Stock" means the shares of
capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

         3. Exercise of Option.

                  (a) FNB may exercise the Option, in whole or in part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force or effect upon the earliest to occur of (i) the Effective Time of the Merger or (ii) termination of the Merger Agreement in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a breach by Black Diamond of any covenant contained therein) or (iii) six months after termination of the Merger Agreement if such termination follows the occurrence of a Purchase Event or is due to a breach by Black Diamond of any covenant contained therein. Any such exercise shall be subject to compliance with applicable provisions of law.



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                  (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                           (i) Black Diamond or any Black Diamond Subsidiary,
without having received FNB's prior written consent, shall have entered into an agreement with any person, whereby such person would (x) merge or consolidate, or enter into any similar transaction, with Black Diamond or any Black Diamond Subsidiary, (y) purchase, lease or otherwise acquire all or substantially all of the assets of Black Diamond or any Black Diamond Subsidiary or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Black Diamond or any Black Diamond Subsidiary;

                           (ii) any person shall have acquired beneficial
ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of the Common Stock of Black Diamond (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder);

                           (iii) Black Diamond, acting through its Board of
Directors or duly authorized officers, deliberately breaches any of its obligations under the Merger Agreement after any person (x) shall have made a bona fide proposal to Black Diamond by public announcement or written communication that is or becomes the subject of public disclosure to acquire Black Diamond or any Black Diamond Subsidiary by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, (y) shall have commenced a bona fide tender or exchange offer to purchase shares of Black Diamond Common Stock such that upon consummation of such offer such person would own or control 20% or more of the outstanding shares of Black Diamond Common Stock, or (z) shall have filed an application or notice with any federal or state regulatory agency for clearance or approval to engage in any transaction described in clause (i) or (ii) above; or

                           (iv) any federally insured depository or registered
holding company thereof (not affiliated with FNB) or any person, corporation or other legal entity with a net worth exceeding $20 million (x) shall have made a bona fide proposal to Black Diamond by public announcement or written communication that is or becomes the subject of public disclosure to acquire Black Diamond or any Black Diamond Subsidiary by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, (y) shall have commenced a bona fide tender or exchange offer to purchase shares of Black Diamond Common Stock such that upon consummation of such offer such person would own or control 20% or more of the outstanding shares of Black Diamond Common Stock, or (z) shall have filed an application or notice with any federal or state regulatory agency for clearance or approval to engage in any transaction described in clause (i) or (ii) above, and thereafter the Board of Directors of Black Diamond shall have failed to recommend, or shall have revoked its recommendation of, the Merger Agreement and the transactions contemplated thereby or the holders of Black Diamond Common Stock shall have not approved the Merger Agreement and



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the transactions contemplated thereby at the meeting of such stockholders held for such purpose or such meeting shall have not been held or shall have been canceled prior to termination of the Merger Agreement.

         If more than one of the transactions giving rise to a Purchase Event under this Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes under this Option Agreement until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (c) In the event FNB wishes to exercise this Option, it shall send to Black Diamond a written notice (the date of which shall be the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, FNB shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

         4. Payment and Delivery of Certificates.

                  (a) At the closing referred to in Section 3 hereof, FNB shall pay to Black Diamond the aggregate purchase price for the Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Black Diamond.

                  (b) At such closing, simultaneously with the delivery of cash as provided in Section 4(a), Black Diamond shall deliver FNB a certificate representing the number of shares of Black Diamond Common Stock purchased by FNB.

         5. Regulatory Filings. Black Diamond and FNB agree to file with state and federal governmental bodies and authorities (including without limitation the Office of Thrift Supervision and the Federal Reserve Board) all required applications, notifications and report forms and other documents required to be filed under any applicable law, rule or regulation, to permit the purchase contemplated by this Agreement (collectively, "Regulatory Filings"). Black Diamond agrees to cooperate fully with FNB in connection with the preparation of any Regulatory Filing. Upon the happening of a Purchase Event, all additional fees, expenses and charges of any kind or nature whatsoever incurred in connection with any Regulatory Filing up to but not exceeding $25,000 shall be borne and paid by Black Diamond. Without limitation, Black Diamond shall indemnify and hold harmless FNB, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses



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incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, omissions or alleged omissions from, each Regulatory Filing, other than statements or omissions made in reliance on and in conformity with information provided in writing by FNB included in such Regulatory Filing.

         6. Representations and Warranties.

         Black Diamond represents, warrants and covenants to FNB as follows:

                  (a) Shares. The Shares, when delivered to FNB upon exercise of the Option, will be duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, and free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

                  (b) Authority. Black Diamond has full right, power and authority to execute and deliver this Option Agreement, to grant the Option and to sell, assign, transfer and deliver the Shares to FNB upon exercise of the Option.

                  (c) Binding Obligation. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Black Diamond. This Option Agreement has been duly executed and delivered by Black Diamond and constitutes the legal, valid and binding obligation of Black Diamond, enforceable against Black Diamond in accordance with its terms.

                  (d) Absence of Conflicting Agreements. The execution, delivery and performance of this Option Agreement will not (i) conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, ordinance, regulation or ruling of any court or governmental authority, or under any contract or agreement to which Black Diamond is a party or by which Black Diamond may be bound, or (ii) create any lien, charge, claim or encumbrance upon the Shares.

                  (e) Consents. No consent, approval, permit or authorization of, or filing with any governmental authority or any third party is required to consummate this Option Agreement and the transactions contemplated hereby.

                  (f) Claims and Legal Actions. There is no claim, liability, legal action, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Black Diamond, threatened against Black Diamond which could adversely affect the Shares, nor does Black Diamond know or have reason to be aware of any basis for the same.

                  (g) Reservation of Shares. Black Diamond has taken all necessary corporate action to reserve from the authorized and unissued shares of Black Diamond Common Stock to issue, upon exercise of the Option, all of the Shares. At all times from the date hereof until



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such time as the Option is no longer exercisable, Black Diamond will reserve for issuance, upon exercise of the Option, the number of shares of Black Diamond Common Stock equal to the number of Shares for which the Option is then exercisable.

         7. Severability. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Black Diamond Common Stock as provided in Section 2 hereof, it is the express intention of Black Diamond to allow the holder to acquire such lesser number as may be permissible, without any amendment or modification hereof.

         8. Additional Documents. Black Diamond will, upon request of FNB, promptly execute and deliver all additional documents reasonably deemed by FNB to be necessary, appropriate or desirable to complete and evidence any sale, assignment or transfer of the Shares pursuant to this Option Agreement and to vest in FNB good, valid and marketable title to the Shares so transferred.

         9. Limitation of Profit.

                  (a) Notwithstanding any other provision herein, in no event shall FNB's Total Profit (as defined below) exceed $3,000,000, and, if it otherwise would exceed such amount, FNB, at its sole discretion, shall either
(i) reduce the number of shares subject to the Option, (ii) deliver to Black Diamond for cancellation shares of Black Diamond Common Stock (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Black Diamond, or (iv) any combination of the foregoing, so that FNB's actually realized Total Profit shall not exceed $3,000,000 after taking into account the foregoing actions.

                  (b) For purposes of this Agreement, "Total Profit" shall mean:
(i) the aggregate amount of (A) Net Proceeds, plus (B) all amounts received by FNB on the transfer of the Option, plus (C) all equivalent amounts with respect to the Substitute Option, plus (D) all amounts received by FNB pursuant to
Section 7.4C of the Merger Agreement, minus (ii) the aggregate of (A) all amounts of cash previously paid to Black Diamond pursuant to this Section 9 and
(B) the value of the Option Shares (or other securities) previously delivered to Black Diamond for cancellation pursuant to this Section 9. "Net Proceeds" shall mean the aggregate proceeds of such sale or disposition in excess of the product of the Purchase Price multiplied by the number of such Option Shares (or securities into which such shares are converted or exchanged) included in such sale or disposition.

                  (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of FNB to receive, nor relieve Black Diamond's obligation to pay, any payment provided for in Section 7.4C of the Merger Agreement; provided that if and to the extent the Total Profit received by FNB would exceed $3,000,000, following receipt of



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such payment, FNB shall be obligated to comply with the terms of Section 9(a)
within 30 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of the Net Proceeds, (iii) the date of receipt of net cash from disposition of the Option and (iv) the date of receipt of equivalent amounts pursuant to the sale of the Substitute Option or shares of Substitute Common Stock (or other securities into which such Substitute Common Stock is converted or exchanged).

                  (d) For purposes of Section 9(a) and clause (ii) of Section 9(b), the value of any Option Shares delivered to Black Diamond shall be the Assigned Value of such Option Shares and the value of any Substitute Common Stock delivered to Black Diamond shall be the Highest Closing Price of such Substitute Common Stock. "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized) during the six-month period preceding the issuance of the Substitute Option.

                  (e) Notwithstanding anything in this Agreement or the Merger Agreement to the contrary, if a court shall finally adjudicate that FNB's Total Profit is unenforceable, then Net Proceeds shall be limited to the largest amount enforceable, whether such amount is $3,000,000, $2,500,000, $2,000,000, $1,750,000, $1,500,000, $1,250,000, $1,000,000, $900,000, $800,000, $700,000,
$600,000, $500,000 or some lesser amount. All Net Proceeds in excess of such limitation shall be remitted to Black Diamond upon receipt.

         10. Loss, Theft, Etc. of Agreement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of FNB, upon presentation and surrender of this Agreement at the principal office of Black Diamond for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Black Diamond Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Black Diamond of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Black Diamond will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Black Diamond, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         11. Miscellaneous.

                  (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection



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with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their responsible heirs, successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

                  (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

                  (d) Notices. All notices under this Agreement shall be deemed to have been duly given when delivered in person, by recognized overnight courier, or by confirmed facsimile to the parties as set forth below.

         If to FNB:

                  Mr. Ernest J. Sewell
                  President and Chief Executive Officer
                  FNB Financial Services Corporation
                  202 S. Main Street
                  Reidsville, North Carolina  27320
                  Facsimile No.  (336) 634-4776



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         with a copy to:

                  Gerald F. Roach, Esq.
                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 First Union Capitol Center
                  Raleigh, NC 27601
                  Facsimile No. (919) 821-6800

         If to Black Diamond:

                  Mr. Don M. Green
                  President and Chief Executive Officer
                  Black Diamond Savings Bank, FSB
                  600 Trent Street
                  Norton, Virginia  24273
                  Facsimile No.  (540) 679-5818

         with a copy to:

                  Howard W. Dobbins, Esq.
                  Williams, Mullen, Christian & Dobbins
                  Two James Center
                  1021 East Cary Street
                  Richmond, Virginia  23210-1320
                  Facsimile No. (804) 783-6507

                  (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (f) Specific Performance. The parties agree that damages would be an inadequate remedy for breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

                  (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

  [remainder of page intentionally left blank; signatures appear on next page]



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         IN WITNESS WHEREOF, each of the parties hereto has executed this Option
Agreement as of the day and year first written above.

                                     FNB FINANCIAL SERVICES CORPORATION


                                     By:  /s/ Ernest J. Sewell
                                          -------------------------------------
                                          Ernest J. Sewell
                                          President and Chief Executive Officer


                                     BLACK DIAMOND SAVINGS BANK, FSB


                                     By:  /s/ Don M. Green
                                          -------------------------------------
                                          Mr. Don M. Green
                                          President and Chief Executive Officer






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